Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO	Don Tomoff
	Jo-Ann Stores, Inc.	Vice President, Finance
	330/656-2600	Jo-Ann Stores, Inc.
	http://www.joann.com	330/463-6815

JO-ANN STORES ANNOUNCES

12.0% SAME-STORE SALES INCREASE IN FEBRUARY

HUDSON, OH — March 4, 2004 — Jo-Ann Stores, Inc. (NYSE: JAS), the leading national fabric and craft retailer, reported today that February net sales increased 14.0% to $123.6 million from $108.4 million in the same period last year. February same-store sales increased 12.0% versus a 1.0% same-store sales increase in February last year. The same-store sales increase was primarily driven by strength in the Company’s softlines businesses.

The Company will announce its fourth-quarter fiscal 2004 earnings on March 8, 2004. In conjunction with the earnings release, investors are invited to listen to the earnings conference call, to be broadcast live over the Internet at 4:30 p.m. Eastern Time on March 8, 2004. In addition to a discussion of the Company’s fiscal year 2004 results, management will provide an outlook for fiscal year 2005 on the conference call. The earnings release will provide instructions on how to access the call.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 794 Jo-Ann Fabrics and Crafts traditional stores and 89 Jo-Ann superstores.